EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS

                              Baum & Company, P.A.

November 1, 2002

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549

Re:      Law Enforcement Associates Corporation
         Form S-8 Registration Statement

Ladies and Gentlemen:

We hereby consent to the incorporation by reference in this Registration Statement (the "Registration Statement") on Form S-8 of Law Enforcement Associates Corporation (the "Company"), of our report dated June 1, 2002, except for Note 13 as to which the date is October 7, 2002, on the Company's consolidated financial statements for the year ended December 31, 2001.

We hereby consent to all references to our firm in such Registration Statement.

Yours Very Truly,

/s/ Baum & Company, P.A.
Baum & Company, P.A.
Certified Public Accountants
Coral Springs, Florida